EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 2 to Form SB-2 Registration Statement of KAL Energy, Inc. of our report dated January 13, 2007, on our audit of the financial statements of Thatcher Mining PTE LTD as of September 30, 2006 and the consolidated results of their operations and cash flows for the period from inception (June 8, 2006) to September 30, 2006, and the reference to us under the caption “Experts.”

KABANI & COMPANY, INC.
Los Angeles, California

/s/ Kabani & Company, Inc.
July 18, 2007